EXHIBIT 99.1

Legal Technology Solutions Provider Epiq Systems Declares Quarterly Dividend of $0.09 Per Share

KANSAS CITY, Kan., Sept. 30, 2014 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ), a leading global provider of technology-enabled solutions for the legal profession, today announced a quarterly cash dividend of $0.09 per common share, payable December 11, 2014, to shareholders of record at the close of business on November 26, 2014.

About Epiq Systems

Epiq Systems is a leading global provider of technology-enabled solutions for electronic discovery, bankruptcy, and class action and mass tort administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, combined with deep subject-matter expertise, provide reliable solutions for the professionals we serve. Visit us at www.epiqsystems.com.

CONTACT: Lew Schroeber, Investor Relations
         Telephone: 913-621-9500
         Email: ir@epiqsystems.com